                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report: (Date earliest event reported) October 1, 2000

                                Urologix, Inc.
                                ---------------
            (Exact name of registrant as specified in its charter)


           Minnesota                      0-28414                  41-1697237
           ---------                      -------                  ----------
         (State or Other          (Commission File Number)     (I.R.S. Employer
Jurisdiction of Incorporation)                               Identification No.)



                14405 21/st/ Avenue North, Minneapolis, MN 55447
                   (Address of principal executive offices)


      Registrant's telephone number, including area code: (763) 475-1400

The undersigned registrant hereby amends the following items, financial statements, interim financial statements, pro forma financial information and exhibits, if any, or other portions of its Form 8-K Report dated October 1, 2000 filed October 11, 2000 as set forth in the pages attached hereto:


ITEM 2. ACQUISITION OR DISPOSAL OF ASSETS

        As previously reported, on October 1, 2000, Urologix entered into and closed an Asset Purchase Agreement with EDAP TMS S.A., a French corporation ("EDAP"), Technomed Medical Systems S.A., a French corporation ("French Subsidiary") and EDAP Technomed Inc., a Delaware corporation ("U.S. Subsidiary") (collectively "Sellers"). Under the terms of the Asset Purchase Agreement, Urologix acquired Seller's Transurethral Microwave Thermotherapy (TUMT(R)) product line, related patents and technologies (the "Acquired Assets").

        The Acquired Assets included equipment used in the Sellers' TUMT business, raw materials, spare parts and a portion of the inventory of finished products, U.S. third party accounts and notes receivables (with some exceptions), books and records, causes of action relating to the Acquired Assets prior to the closing date, sales and promotional literature, designated assumed customer and supply contracts, patents, trademarks and other intellectual property, product approvals, clearances and permits, computer software and firmware used in the TUMT business and all goodwill of Sellers with respect to the TUMT business. The Acquired Assets excluded, among other things, cash, certain inventories and contracts, and real property. Urologix currently intends to continue to use the Acquired Assets for the research, development, marketing and sale of the Prostatron products in conjunction with the Urologix Targis (TM) product line.

        Under the Asset Purchase Agreement and related documents, Urologix paid total consideration of $7,988,000 in cash, issued 1,365,000 shares of Urologix common stock and a five-year warrant to purchase 327,466 shares of Urologix common stock at a price of $7.725 per share. Urologix agreed to assume approximately $1.5 million in lease obligations related to equipment located at customer sites and issued a promissory note to pay Sellers $575,000 on December 30, 2003. Of the total amount paid to Sellers, $2,250,000 and 97,097 shares of Urologix common stock were placed into an escrow account to secure indemnification obligations and compliance by Sellers of certain of the representations, warranties and undertakings. Urologix and Sellers have entered into a separate Registration Rights Agreement under which Urologix granted Sellers certain demand and piggyback rights to have its shares included in future registration statements filed by Urologix with the Securities and Exchange Commission beginning one year from the closing of the transaction.

ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.



(a)  Financial Statements of Business Acquired
     -----------------------------------------
     Financial statements required to be filed pursuant to Item 7(a) of Form 8-K dated October 1, 2000 filed October 11, 2000 for EDAP TMS S.A. and subsidiaries TUMT business

        Report of Independent Public Accountants
        Combined Balance Sheets as of December 31, 1999 and 1998
        Combined Statements of Income for the Years ended December 31, 1999 and
          1998
        Combined Statements of Comprehensive Income for the Years ended December
          31, 1999 and 1998
        Combined Statements of Changes in Business Equity for the Years ended
          December 31, 1999 and 1998
        Combined Statements of Cash Flows for the Years ended December 31, 1999 and 1998
        Notes to Combined Financial Statements

     Interim Financial Statements of Business Acquired
     -------------------------------------------------
     Interim financial statement required to be filed pursuant to 7(a) of Form 8-K for EDAP TMS S.A. and subsidiaries TUMT business

        Unaudited Condensed Combined Balance Sheets at June 30, 2000 and
          December 31, 1999
        Unaudited Condensed Combined Statements of Income for Six Months ended
          June 30, 2000 and 1999
        Unaudited Condensed Combined Statements of Comprehensive Income for the
          Six Months ended June 30, 2000 and 1999
        Unaudited Condensed Combined Statements of Changes in Business Equity
          for the Periods ended December 31, 1999 and June 30, 2000
        Combined Statements of Cash Flows for Six Months ended June 30, 2000 and
          1999
        Notes to Condensed Financial Statements as of June 30, 2000

(b)  Pro Forma Financial Information
     -------------------------------
     Pro forma financial statements required to be filed pursuant to Item 7(b) of Form 8-K dated October 1, 2000 filed October 11, 2000 for EDAP TMS S.A. and subsidiaries TUMT business

        Pro Forma Financial Information
        Pro Forma Condensed Combined Balance Sheet as of June 30, 2000
        Pro Forma Condensed Statement of Operations for the Fiscal Year ended
          June 30, 2000
        Notes to Pro Forma Financial Statements

(c)  Exhibits
     --------
     23.1   Consent of Ernst and Young

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    UROLOGIX, INC.


                                    By  /s/ Christopher R. Geyen
                                      --------------------------
                                       Christopher R. Geyen
                                       Chief Financial Officer
    November 22, 2000

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements of Business Acquired


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To EDAP TMS SA :


We have audited the accompanying combined balance sheets of the Transurethral Microwave Thermotherapy (TUMT) business, as further described in Note 1, of EDAP TMS S.A. as of December 31, 1999 and 1998 and the related combined statements of income, comprehensive income, changes in EDAP TMS S.A. investment, and cash flows for the years then ended. These combined statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the TUMT business as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States.

                                                   Ernst and Young Audit


                                                   Represented by
                                                   Jean-Luc Desplat

October 2, 2000
Lyons, France

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
                Combined Balance Sheets (As Defined in Note 1)
                          December 31, 1999 and 1998
                            (In thousands of Euros)


                                                                                                          December 31
                                                                                       Notes         1999            1998
                                                                                     ---------     --------        --------
                               ASSETS


Trade accounts and notes receivable, net of allowance for
  doubtful accounts of e 577 in 1999 and e 278 in 1998...............                      3          1,159           3,811
Inventories..........................................................                                 1,288           1,407
                                                                                           4       --------       ---------
    Total current assets.............................................                                 2,447           5,218

Property, plant and equipment, net...................................                      5            617             134
                                                                                                   --------       ---------

    Total assets.....................................................                                 3,064           5,352
                                                                                                   ========       =========

                      LIABILITIES AND BUSINESS EQUITY

Current portion of long-term debt....................................                      6            852             451
Trade accounts and notes payable.....................................                                   365             219
Deferred income......................................................                      7          2,890           3,417
                                                                                                   --------       ---------
    Total current liabilities........................................                                 4,107           4,087

Long-term debt.......................................................                      6          1,456           1,519
Business Equity......................................................                                (2,499)           (254)
                                                                                                   --------       ---------

    Total liabilities and business equity                                                             3,064           5,352
                                                                                                   ========       =========


     The accompanying notes are an integral part of the combined financial statements.

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
                         Combined Statements of Income
                            (As Defined in Note 1)
                For the Years Ended December 31, 1999 and 1998
                            (In thousands of Euros)

                                                                                       Year Ended
                                                                                       December 31
                                                                     Notes       1999             1998
                                                                     -----       ----             ----
Net equipment sales...............................................                 1,294            1,601
Net sales of disposables, spare parts, supplies and services......                 4,370            3,651
                                                                           -------------    -------------
  Net sales.......................................................                 5,664            5,252
Other revenues....................................................        8          258              555
                                                                           -------------    -------------
  Total revenues..................................................                 5,922            5,807

Cost of sales.....................................................                (3,025)          (3,082)
                                                                           -------------    -------------
  Gross profit....................................................                 2,897            2,725

Research and development expenses.................................                  (779)            (757)
Selling, General & Administrative expenses........................        9       (6,202)          (6,173)
                                                                           -------------    -------------
  Operating Loss..................................................                (4,084)          (4,205)

Interest expense, net.............................................                  (664)             (27)
Currency exchange gains (losses), net.............................                   153              (37)
Other income, net.................................................                     -               42
                                                                           -------------    -------------
  Loss before taxes...............................................                (4,595)          (4,227)

Income tax (expense) benefit......................................                   (52)              13
                                                                           -------------    -------------
  Net loss........................................................                (4,647)          (4,214)
                                                                           =============    =============

The accompanying notes are an integral part of the combined financial statements

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
                  Combined Statements of Comprehensive Income
                For the Years Ended December 31, 1999 and 1998
                            (In thousands of Euros)

                                                                                      Year Ended
                                                                                      December 31
                                                                     Notes       1999             1998
                                                                     -----       ----             ----
Net loss..........................................................                (4,647)          (4,214)
        Foreign currency translation adjustments..................                  (285)             233
                                                                           -------------    -------------
Comprehensive loss, net of tax....................................                (4,932)          (3,981)
                                                                           =============    =============


The accompanying notes are an integral part of the combined financial statements

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
               Combined Statements of Changes in Business Equity
                For the Years Ended December 31, 1999 and 1998
                            (In thousands of Euros)


Business Equity at January 1, 1998                                  444

Net loss                                                         (4,214)
Foreign currency translation adjustments                            233
                                                               --------
Comprehensive loss                                               (3,981)
Net change in EDAP TMS S.A. advances                              3,283
                                                               --------

Business Equity at December  31, 1998                              (254)

Net loss                                                         (4,647)
Foreign currency translation adjustments                           (285)
                                                               --------
Comprehensive loss                                               (4,932)
Net change in EDAP TMS S.A. advances                              2,687
                                                               --------

Business Equity at December  31, 1999                            (2,499)
                                                               ========


The accompanying notes are an integral part of the combined financial statements

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
                       Combined Statements of Cash Flows
                For the Years Ended December 31, 1999 and 1998
                            (In thousands of Euros)

                                                                                For the year ended
                                                                                     December 31
                                                                               1999              1998
                                                                            -----------      ------------
Cash flows from operating activities
Net loss.................................................................        (4,647)           (4,214)
Elimination of expenses and benefits without effect on cash:
  Depreciation...........................................................           106                44
  Change in allowances for doubtful accounts & slow-moving
                   Inventories...........................................           326               278
                                                                            -----------      ------------
                                                                                    432               322
Increase / Decrease in operating assets and liabilities:
  Decrease / (Increase) in trade accounts and notes
                   and other receivables.................................         2,353              (777)
  Decrease / (Increase) in inventories...................................            91              (757)
  (Decrease) / Increase in trade accounts and notes payable..............           146                71
  (Decrease) / Increase in other current liabilities.....................          (527)              238
                                                                            -----------      ------------
                                                                                  2,063            (1,225)
                                                                            -----------      ------------
  Net cash used in operating activities..................................        (2,152)           (5,117)

Cash flows from investing activities
Acquisitions of property, plant and equipment............................          (589)               (9)
                                                                            -----------      ------------
  Net cash used in investing activities..................................          (589)               (9)

Cash flow from financing activities
Proceeds from new long-term borrowings...................................             0             1,718
Repayment of long term borrowings........................................          (232)                0
(Decrease) / Increase in bank overdrafts and short-term borrowings.......           252               (86)
Net change in Business Equity............................................         2,402             3,516
                                                                            -----------      ------------
  Net cash provided by financing activities..............................         2,422             5,148

Net effect of exchange rate changes on cash..............................           319               (22)
                                                                            -----------      ------------
       Net increase in cash and cash equivalents                                      -                 -
Cash and cash equivalents at beginning of year                                        -                 -
                                                                            -----------      ------------
Cash and cash equivalents at end of year                                              -                 -
                                                                            ===========      ============


    The accompanying notes are an integral part of the financial statements

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS

                (in thousands of Euros unless otherwise noted)


1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1-1 Basis of Presentation

On October 1, 2000, Urologix, Inc. and EDAP TMS S.A. entered into an asset purchase agreement (the "Agreement") whereby Urologix purchased from EDAP TMS S.A. certain assets and assumed certain liabilities related to the transurethral thermotherapy (TUMT) business of EDAP TMS S.A. (the "Business").

The assets purchased consist of trade accounts and notes receivable, inventories and property, plant and equipment. The liabilities assumed consist of trade accounts and notes payable, deferred income and long-term debt.

The accompanying combined financial statements pertain to the TUMT Business that was purchased by Urologix, and have been prepared in accordance with generally accepted accounting principles in the United States. These financial statements are presented on a carve-out basis prepared from EDAP TMS S.A.'s historical accounting records and include allocations of interest expense, income taxes, and direct and indirect corporate management and administrative costs attributable to the TUMT Business. All intercompany transactions including allocated expenses are deemed to be paid in the period recorded and are shown as a net change in the Business Equity on the balance sheet.

EDAP TMS S.A., the parent company, provides various administrative services to the Business including cash management, tax, legal, accounting, sales and marketing and other corporate functions. It is the parent's policy to charge these expenses and all other central operating costs, first on the basis of direct usage when identifiable, with the remainder allocated among the parent's subsidiaries on the basis of their respective annual sales. In the opinion of management, this method of allocation is reasonable.

1-2 Reporting currency

Until December 31, 1998 EDAP TMS S.A. prepared and reported its consolidated financial statements in French Francs (FF). With the introduction of the euro ("euro" or "e") on January 1, 1999 EDAP TMS S.A. has begun to report financial information in euro. Thus, solely for the convenience of the reader, the accompanying consolidated financial statements as of and for the period ended December 31, 1998, have been restated in euro using the official conversion rate of e 1=FF 6.55957, and depict the same trends as would have been presented if it had continued to present its consolidated financial statements in FF. The financial statements will, however, not be comparable to the euro financial statements of other companies that previously reported their financial information in a currency other than French Francs.

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
              NOTES TO COMBINED FINANCIAL STATEMENTS  (continued)

                (In thousands of Euros unless otherwise noted)


1-3 Management estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

1-4  Concentrations of Credit Risk

Credit limits, ongoing credit evaluation and account monitoring procedures are utilized to minimize the risk of loss. Collateral is generally not required. Expected losses are provided for currently and actual losses have been within management's expectations.

1-5 Principles of Combination

The accompanying combined financial statements include the financial position, results of operations and cash flows of the TUMT business of EDAP TMS S.A. and the TUMT business of all its domestic and foreign majority-owned subsidiaries, which include Technomed Medical Systems S.A. ("TMS S.A."), EDAP Technomed
Inc., Edap Technomed Sdn Bhd, Edap Technomed Italia S.R.L and EDAP Technomed Co. Ltd. All significant intercompany transactions and balances within the TUMT business are eliminated.

1-6 Revenue recognition

For equipment sales with no significant remaining vendor obligation, payments contingent upon customer financing, acceptance criteria that can be subjectively interpreted by the customer, or tied to the use of the equipment, revenue is recognized when title to the machine passes (depending on terms, either upon shipment or delivery), and the customer has the intent and ability to pay in accordance with contract payment terms that are fixed or determinable. For sales in which payment is contingent upon customer financing, acceptance criteria can be subjectively interpreted by the customer, or payment depends on use of the equipment, revenue is recognized when the contingency is resolved.

Revenues related to services and maintenance contracts are recognized when the services are rendered. Billings or cash receipts in advance of services due under maintenance contracts are recorded as deferred revenue.

1-7 Inventories

Inventories are valued at the lower of manufacturing cost, which is principally comprised of components and labor costs, or market (net realizable value). Cost is determined on a first-in, first-out basis for components and spare parts and by specific identification for finished goods (medical devices). Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value.

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
              NOTES TO COMBINED FINANCIAL STATEMENTS  (continued)

                 (In thousands of Euros unless otherwise noted)

1-8 Property, plant and equipment

Property, plant and equipment are stated at historical cost. Depreciation of property, plant and equipment is calculated by the straight-line method over the estimated useful life of the assets concerned, as follows:


     Equipment.............................  3-10 years


Equipment includes industrial equipment and research equipment that has alternative future uses. Equipment also includes machines that are leased to customers through operating leases related to cost per procedure transactions. This equipment is depreciated over a period of three years. The Group applies Statement of Accounting Standards (SFAS) No. 121, "Accounting for the
Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and records a provision for impairment if the carrying values of property, plant and equipment exceed undiscounted estimated future cash flows.

1-9 Research and development costs

Research and development costs are recorded as an expense in the period in which they are incurred.

1-10 Advertising costs

Advertising costs are recorded as an expense in the period in which they are incurred. Advertising costs for the years ended December 31, 1999 and 1998 were not material to the Business financial statements.

1-11 Translation of foreign currencies

  Translation of the financial statements of combined companies

Translation rules applicable to the financial statements of the TUMT business of foreign subsidiaries (EDAP Technomed Inc., Edap Technomed Sdn Bhd, Edap Technomed Italia S.R.L., and Edap Technomed Co. Ltd.) are as follows:

  .  assets and liabilities are translated at year-end exchange rates;
  . statement of income items are translated at average exchange rates for the year;

 Translation of balance sheet items denominated in foreign currencies

Receivables and payables denominated in foreign currencies are translated at year-end exchange rates. The resulting unrealized exchange gains and losses are carried to the statement of income.

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                (in thousands of Euros unless otherwise noted)


2--RELATED PARTY TRANSACTIONS

For the purpose of these carve-out financial statements, payables and receivables related to transactions between the Business and EDAP TMS S.A. are included as a component of Business Equity.

EDAP TMS S.A. provided the Business with certain services including cash management, tax, legal, accounting, sales and marketing and other corporate functions. Charges for these services were allocated based on methods that management believed to be reasonable and amounted to Euros 5,607 thousand and Euros 5,810 thousand for the years ended December 31, 1999 and 1998, respectively. These charges are included in selling, general and administrative expenses in the income statement.


3--TRADE ACCOUNTS AND NOTES RECEIVABLE, NET

                                                                                 Dec. 31,            Dec. 31,
                                                                                   1999                1998
                                                                            ----------------    ----------------
  Trade accounts and notes receivable...................................               1,368               4,089
  Other receivables due from TMS to Edap Technomed Inc..................                 368                   0
  Less: allowance for doubtful accounts.................................                (577)               (278)
                                                                            ----------------    ----------------
    Total...............................................................               1,159               3,811
                                                                            ================    ================

Notes receivable usually represent commercial bills of exchange (drafts) with initial maturities of 90 days or less.


4--INVENTORIES

                                                                                 Dec. 31,            Dec. 31,
                                                                                   1999                1998
                                                                            ----------------    ----------------
  Components, spare parts and work-in-progress..........................                 337                 268
  Finished goods........................................................                 978               1,139
                                                                            ----------------    ----------------

    Total gross inventories.............................................               1,315               1,407
  Less: provision for slow-moving inventory.............................                 (27)                  0
                                                                            ----------------    ----------------
    Total...............................................................               1,288               1,407
                                                                            ================    ================

5--PROPERTY, PLANT AND EQUIPMENT

                                                                                Dec. 31,            Dec. 31,
                                                                                  1999                1998
                                                                            ----------------    ----------------
  Equipment.............................................................                 844                 255
  Less: accumulated depreciation........................................                (227)               (121)
                                                                            ----------------    ----------------
     Total..............................................................                 617                 134
                                                                            ================    ================

Depreciation expense for the years ended December 31, 1999 and 1998 was Euros 106 thousand and Euros 44 thousand, respectively.

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                (in thousands of Euros unless otherwise noted)


6--LONG-TERM DEBT

Long-term debt consists of the following:

                                                                                Dec. 31,            Dec. 31,
                                                                                  1999                1998
                                                                            ----------------    ----------------
  U.S. dollar term loan.................................................               2,308               1,970
  Less current portion..................................................                (852)               (451)
                                                                            ----------------    ----------------
     Total long-term portion............................................               1,456               1,519
                                                                            ================    ================

The sale of 10 Prostatron units in the United States in 1998 was characterized as a financing lease of such units by the Company. The U.S. dollar term loan shown above was recorded to reflect the Company's long-term liability of USD 2,005 thousand as at December 31, 1999 pursuant to such lease. The Company has started to repay the amount due under the lease in sixty monthly installments of USD 53,643 beginning February 1, 1999. The interest rate implicit in the lease is 22.49% annually.

Long-term debt as at December 31, 1999 matures as follows:

   2000..........................................................................            852
   2001..........................................................................            377
   2002..........................................................................            462
   2003..........................................................................            565
   2004..........................................................................             52
                                                                                    ------------
          Total..................................................................          2,308
                                                                                    ============

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                (in thousands of Euros unless otherwise noted)


7--DEFERRED INCOME

                                                                               Dec. 31,           Dec. 31,
                                                                                1999               1998
                                                                           ----------------   ----------------
   Deferred royalty income..............................................              2,367              2,616
   Other deferred income................................................                523                801
                                                                           ----------------   ----------------
       Total............................................................              2,890              3,417
                                                                           ================   ================


In July 1996, TMS S.A. sold a non-exclusive license to two companies for the use of technologies pertaining to the treatment of benign prostatic hyperplasia. Deferred royalty income represents a non-refundable advance on royalty income related to this license which will be earned by the Business in 2000 and future years based on sales in those future years of products incorporating the licensed technologies. The cash received in advance was included as a reduction of business equity.


8--OTHER REVENUE

                                                                                  1999               1998
                                                                           ----------------   ----------------
   Proceeds from sale of license........................................                  0                282
   Royalties............................................................                212                212
   Subsidies and others.................................................                 46                 61
                                                                           ----------------   ----------------
       Total............................................................                258                555
                                                                           ================   ================

In July 1996, TMS S.A. sold a non-exclusive license to two companies for the use of technologies pertaining to the treatment of benign prostatic hyperplasia. An additional sum was received in 1997. Royalty income is due by these companies to TMS S.A. based on sales in future years of products incorporating the licensed technologies. Royalty revenue recognized is the greater of revenue due based on actual sales or revenue based on amortization of the license fee over the remaining license period. In June 1998, TMS S.A. sold a non-exclusive license to one additional company. No further royalties are due under that agreement.

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                (in thousands of Euros unless otherwise noted)


9--OPERATING EXPENSES

Operating expenses include bad debt expense of e 545 thousand and e 293 thousand, for 1999 and 1998, respectively. These operating expenses also include allowance for slow moving inventory of e 50 thousand and e 70 thousand, for 1999 and 1998, respectively.

10--INCOME TAXES

                     (Provision) / credit
   --------------------------------------------------------          1999              1998
                                                               --------------------------------
  Current income tax provision.................................           (52)              (59)
  Research and development tax credit..........................             0                42
  Carryback of tax losses to prior years.......................             0                30
                                                               --------------------------------
     Sub total current income tax..............................           (52)               13

Income tax expense of Euros 52,000 and a tax benefit of Euros 13,000 were recorded by the Business for the years ended December 31, 1999 and 1998, respectively. The income tax benefit in 1998 was principally related to the research and development tax credit recorded in France. The Company was not eligible for the research and development tax credit in 1999 due to the limited increase in the research and development expenses in 1999 as compared to 1998. The income tax expense of $52,000 in 1999 is principally related to minimum income taxes payable in France.

A reconciliation of differences between the statutory French income tax rate and the effective tax rate is as follows:

                                                           1999                 1998
                                                     -------------------------------------
French statutory rate..............................              41.7%                41.7%
 Research and development tax credit...............                 0%                 2.1%
 Carryback of tax losses to prior years............                 0%                (0.4%)
 Effect of net operating loss carryforwards and
  valuation allowances.............................             (34.2)%              (36.5)%
 Other.............................................              (5.7)%               (7.2%)
                                                     -------------------------------------
Effective tax rate.................................               1.8%                (0.3%)
                                                     =====================================

Significant components of deferred taxes consist of the following:

                                                                                         December 31,
                                                                            ------------------------------------
(In thousands of Euros)                                                            1999                 1998
                                                                            ---------------      ---------------
Deferred tax assets:
  Net operating loss carryforwards......................................              3,695                1,757
  Other deferred tax assets.............................................                252                  290

Deferred tax liabilities:...............................................                (78)                 (67)
                                                                            ---------------      ---------------
Net deferred tax assets.................................................              3,869                1,980
Valuation allowance.....................................................             (3,869)              (1,980)
                                                                            ---------------      ---------------
  Deferred taxes, net...................................................                  -                    -
                                                                            ===============      ===============

The Business has provided valuation allowances covering 100% of net deferred tax assets due to the Company's history of losses.

11--OPERATING LEASES

Operating leases having initial or remaining non-cancelable lease terms greater than one year consist principally of a lease for the production facility of TMS S.A. in Vaulx-en-Velin, France that has a lease term of nine years expiring at the option of the lessee at the end of each three-year period through 2003 (i.e. in 2000 or 2003). Future minimum lease payments for this operating lease will amount to Euros 267 thousand per year until 2003, or until otherwise canceled by the lessee.

Total rent expense under operating leases allocated to the Business amounted to Euros 542 thousand and Euros 777 thousand for the years ended December 31, 1999 and 1998, respectively.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
    Condensed Interim Financial Statements of Business Acquired

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
                  Unaudited Condensed Combined Balance Sheets
                            (in thousands of Euros)


                                                                                  June 30         Dec. 31
                                                                                 --------        ---------
                                                                        Notes      2000            1999
                                                                        -----    --------        ---------
                                    ASSETS

Trade accounts and notes receivable, net of allowance for
  doubtful accounts of e 450 in 2000 and e 577 in 1999...............                1,246           1,159

Inventories..........................................................     2          1,162           1,288
                                                                              ------------    ------------
    Total current assets.............................................                2,408           2,447

Property, plant and equipment, net...................................                  433             617
                                                                              ------------    ------------

    Total assets.....................................................                2,841           3,064
                                                                              ============    ============

                        LIABILITIES AND BUSINESS EQUITY

Current portion of long-term debt....................................                  358             852
Trade accounts and notes payable.....................................                  255             365
Deferred income......................................................                2,786           2,890
                                                                              ------------    ------------
    Total current liabilities........................................                3,399           4,107

Long-term debt.......................................................                1,342           1,456
Business Equity......................................................               (1,900)         (2,499)
                                                                              ------------    ------------

    Total liabilities and business equity                                            2,841           3,064
                                                                              ============    ============




     The accompanying notes are an integral part of the combined financial statements.

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
               Unaudited Condensed Combined Statements of Income
                            (in thousands of Euros)



                                                                                 Six Months Ended
                                                                     Notes   June 30,         June 30,
                                                                    -------    2000             1999
                                                                           -------------    -------------

Net equipment sales...............................................                 1,612              622
Net sales of disposables, spare parts, supplies and services......                 2,749            1,909

                                                                           -------------    -------------
  Net sales.......................................................                 4,361            2,531
Other revenues....................................................                   105              129

                                                                           -------------    -------------
  Total revenues..................................................                 4,466            2,660

Cost of sales.....................................................                (2,149)          (1,337)

                                                                           -------------    -------------
  Gross profit....................................................                 2,317            1,323

Research and development expenses.................................                  (436)            (390)
Selling, General & Administrative expenses........................                (2,414)          (3,101)

                                                                           -------------    -------------
  Operating loss..................................................                  (533)          (2,168)

Interest expense, net.............................................                  (353)            (286)
Currency exchange gains, net......................................                    55               70
Other expense, net................................................                    (2)               -
                                                                           -------------    -------------
  Loss before taxes...............................................                  (833)          (2,384)

Income tax expense................................................                     0              (25)
                                                                           -------------    -------------
  Net loss........................................................                  (833)          (2,409)
                                                                           =============    =============

     The accompanying notes are an integral part of the combined financial statements.

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
        Unaudited Condensed Combined Statements of Comprehensive Income
                            (in thousands of Euros)


                                                                                Six Months Ended
                                                                     Notes   June 30,         June 30,
                                                                    -------    2000             1999
                                                                           -------------    -------------
Net loss..........................................................                  (833)          (2,409)
     Foreign currency translation adjustments.....................                    (4)             (68)

                                                                           -------------    -------------
Comprehensive loss, net of tax....................................                  (837)          (2,477)
                                                                           =============    =============

     The accompanying notes are an integral part of the combined financial statements.

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
     Unaudited Condensed Combined Statements of Changes in Business Equity
           For the Periods Ended December 31, 1999 and June 30, 2000
                            (In thousands of Euros)



Business Equity at December 31, 1998                                (254)

Net loss                                                          (4,647)
Foreign currency translation adjustments                            (285)
                                                                --------
Comprehensive loss                                                (4,932)
Net change in EDAP TMS S.A. advances                               2,687
                                                                --------

Business Equity at December  31, 1999                             (2,499)

Net loss                                                            (833)
Foreign currency translation adjustments                              (4)
                                                                --------
Comprehensive loss                                                  (837)
Net change in EDAP TMS S.A. advances                               1,436
                                                                --------

Business Equity at June 30, 2000                                  (1,900)
                                                                ========

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
                       Combined Statements of Cash Flows
                 For the Periods Ended June 30, 2000 and 1999
                            (In thousands of Euros)



                                                                               June 30,          June 30,
                                                                                 2000              1999
                                                                              ---------         ---------
Cash flows from operating activities
Net loss.................................................................          (833)           (2,409)
Elimination of expenses and benefits without effect on cash:
  Depreciation...........................................................           124                60
  Change in allowances for doubtful accounts & slow-moving
        Inventories......................................................          (127)               36
                                                                              ---------         ---------
                                                                                     (3)               96
Increase / Decrease in operating assets and liabilities:
  Decrease / (Increase) in trade accounts and notes
        and other receivables............................................            41             3,433
  Decrease / (Increase) in inventories...................................           125              (265)
  (Decrease) / Increase in trade accounts and notes payable..............          (110)               87
  (Decrease) / Increase in other current liabilities.....................          (103)              (18)
                                                                              ---------         ---------
                                                                                    (47)            3,237
                                                                              ---------         ---------
  Net cash (used in) / provided by operating activities..................          (883)              924

Cash flows from investing activities
Acquisitions of property, plant and equipment............................             0              (276)
Proceeds from sales of property, plant and equipment.....................            60                 0
                                                                              ---------         ---------
  Net cash provided by/(used in) investing activities....................            60              (276)

Cash flow from financing activities
Proceeds from new long-term borrowings...................................             0                 0
Repayment of long term borrowings........................................          (153)                0
(Decrease) / Increase in bank overdrafts and short-term borrowings.......          (572)             (292)
Net change in Business Equity............................................         1,431              (620)
                                                                              ---------         ---------
  Net cash provided by/(used in) financing activities....................           706              (912)

Net effect of exchange rate changes on cash..............................           117               264
                                                                              ---------         ---------
  Net increase in cash and cash equivalents                                           -                 -
Cash and cash equivalents at beginning of year                                        -                 -
                                                                              ---------         ---------
Cash and cash equivalents at end of year                                              -                 -
                                                                              =========         =========

     The accompanying notes are an integral part of the combined financial statements.

                                 TUMT BUSINESS
                 A BUSINESS OF EDAP TMS S.A. AND SUBSIDIARIES
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                              AS OF JUNE 30, 2000


1--BASIS OF PRESENTATION

The accompanying unaudited condensed combined financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the six-month periods ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year-ended December 31, 2000.

The balance sheet at December 31, 1999 has been derived from the audited combined financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

For further information, refer to the combined financial statements and footnotes thereto included in section 7(a) of this document.

The unaudited condensed combined financial statements pertain to the TUMT Business that was purchased by Urologix, and have been prepared in accordance with United States generally accepted accounting principles for interim financial information. These financial statements are presented on a carve-out basis prepared from EDAP TMS S.A.'s historical accounting records and include allocations of interest expense, income taxes, and direct and indirect corporate management and administrative costs attributable to the TUMT Business. All intercompany transactions including allocated expenses are deemed to be paid in the period recorded and are shown as a net change in business equity on the balance sheet.

EDAP TMS S.A., the parent company, provides various administrative services to the Business including cash management, tax, legal, accounting, sales and marketing and other corporate functions. It is the parent's policy to charge these expenses and all other central operating costs, first on the basis of direct usage when identifiable, with the remainder allocated among the parent's subsidiaries on the basis of their respective annual sales. In the opinion of management, this method of allocation is reasonable.


2--INVENTORIES

                                                                      June 30,            Dec. 31,
                                                                       2000                1999
                                                                   -------------       -------------
  Components, spare parts and work-in-progress....................           275                 337
  Finished goods..................................................           915                 978

                                                                   -------------       -------------
     Total gross inventories......................................         1,190               1,315
  Less: provision for slow-moving inventory.......................           (28)                (27)

                                                                   -------------       -------------
     Total........................................................         1,162               1,288
                                                                   =============       =============

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
(b) Pro Forma Financial Information

                   PRO FORMA FINANCIAL INFORMATION - GENERAL


     On October 1, 2000, Urologix entered into and closed an Asset Purchase Agreement with EDAP TMS S.A., a French corporation, Technomed Medical Systems S.A., a French corporation and EDAP Technomed Inc., a Delaware corporation (collectively "EDAP"). Under the terms of the Asset Purchase Agreement, Urologix acquired Seller's Transurethral Microwave Thermotherapy (TUMT(R)) product line, related patents and technologies.

The accompanying pro forma unaudited condensed balance sheet as of June 30, 2000 and the pro forma unaudited condensed statement of operations for the twelve months ended June 30, 2000 are presented to illustrate the estimated effects of the acquisition of certain assets and assumption of certain liabilities of EDAP and its affiliates by Urologix, Inc. The pro forma unaudited condensed balance sheet has been prepared as if the purchase occurred on June 30, 2000. The pro forma unaudited condensed statement of operations has been prepared as if the transaction occurred on July 1, 1999.

The pro forma adjustments are based on available information and certain estimates and assumptions. Therefore it is likely that the actual adjustments will differ from the pro forma adjustments. The Company believes that such estimates and assumptions provide a reasonable basis for presenting all of the significant effects of the transactions and events and that the pro forma adjustments give appropriate effect to those estimates and assumptions and are properly applied in the pro forma unaudited condensed combined financial statements.

The pro forma unaudited condensed combined financial statements should be read in conjunction with the historical financial statements and related notes included in the Company's Form 10-K. The pro forma unaudited condensed combined financial statements are provided for informational purposes only and should not be construed to be indicative of the Company's results of operations or the Company's financial position had the transactions and events described above been consummated on the dates assumed and do not project the Company's financial position or results of operations for any future date or period.

                                UROLOGIX, INC.
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 2000
                (in thousands except share and per share data)

                                                    Urologix             EDAP             Pro Forma             Urologix
Assets                                           Historical (1)     Historical (2)       Adjustments            Pro Forma
                                                 ---------------   ----------------    ---------------        --------------
  Current assets:
     Cash and cash equivalents                   $       23,598                   -    $        (7,988)  (3)  $       15,610
     Accounts receivable                                  1,027               1,186                                    2,213
     Inventories                                          1,454               1,106                                    2,560
     Prepaid and other current assets                       238                   -              1,518   (9)           1,756
                                                 --------------    ----------------    ---------------        --------------
  Total current assets                                   26,317               2,292             (6,470)               22,139
                                                 --------------    ----------------    ---------------        --------------

  Property and equipment                                  1,679                 412                                    2,091
  Goodwill and other intangibles                              -                   -             21,177   (6)          21,177
  Deposits and other assets                               3,960                   -               (731)  (7)           3,229
                                                 --------------    ----------------    ---------------        --------------
                                                 $       31,956    $          2,704    $        13,976        $       48,636
                                                 --------------    ----------------    ---------------        --------------

Liabilities and Shareholders' Equity
  Current Liabilities:
     Accounts payable                            $        1,084    $            243                           $        1,327
     Accrued liabilities                                  2,102                   -                410  (11)           2,512
     Current portion of long-term debt                        -                 341                                      341
     Deferred Income                                          -               2,652               (731)  (7)           1,921
                                                 --------------    ----------------    ---------------        --------------
  Total current liabilities                               3,186               3,236               (321)                6,101
                                                 --------------    ----------------    ---------------        --------------

Long-term debt                                                                1,278                575   (8)           1,853

  Shareholders' equity
     Common stock                                           116                   -                 14   (4)             130
     Additional paid-In capital                          91,583                   -             11,898   (5)         103,481
     Retained earnings                                  (62,894)                  -                  -               (62,894)
     Business equity                                          -              (1,810)             1,810   (17)              -
     Comprehensive loss                                     (35)                  -                  -                   (35)

                                                 --------------    ----------------    ---------------        --------------
     Total shareholders' equity and
      liabilities to be assumed                  $       31,956    $          2,704    $        13,976        $       48,636
                                                 --------------    ----------------    ---------------        --------------

The accompanying notes are an integral part of the pro forma condensed financial statements

                                UROLOGIX, INC.
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED JUNE 30, 2000
                (In thousands except share and per share data)


                                                     Historical              Pro Forma        Urologix
                                           Urologix (10)    EDAP (12)       Adjustments       Pro Forma
                                          -------------------------------------------------------------
Sales                                       $    8,163      $     7,728    $     (545) (13)   $   15,346
Cost of sales                                    4,356            3,837          (251) (14)        7,942
                                            ----------      -----------    ----------         ----------
Gross profit                                     3,807            3,891          (294)             7,404

Research and development expenses                3,614              826             -              4,440
Selling, General & Administrative                8,767            5,515             -             14,282
 expenses
Amortization of intangibles including
 goodwill                                            -                -         1,426  (15)        1,426
                                            ----------      -----------    ----------         ----------
                                                12,381            6,341         1,426             20,148
                                            ----------      -----------    ----------         ----------

Operating loss                                  (8,574)          (2,450)       (1,720)           (12,744)
Interest Expense                                 1,477             (732)            -                745
Currency exchange gain                               -              137             -                137
Other income                                         -               (1)            -                 (1)
Income tax expense                                   -              (26)            -                (26)
                                            ----------      -----------    ----------         ----------
Net Loss                                       $(7,097)     $    (3,072)   $   (1,720)        $  (11,889)
                                            ----------      -----------    ----------         ----------

Weighted Average Number of Shares
 Outstanding                                    11,514                          1,365  (16)       12,879

Net Loss Per Share                          $    (0.62)                                       $    (0.92)

The accompanying notes are an integral part of the pro forma condensed financial statements

                                UROLOGIX, INC.
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENT


The purchase price has been allocated to assets and liabilities as indicated in the following summary (in thousands):

     Cash                                             $    7,988
     Common Stock and warrants                            11,912
     Transaction expense                                     410
     Liabilities assumed                                   4,358
                                                      ----------
                                                      $   24,668

     Receivables                                      $    1,186
     Inventory                                             1,106
     Other assets                                          1,930
     Intangible assets                                    11,000
     Excess of cost over net assets acquired               9,446
                                                      ----------
                                                      $   24,668


1. Represents the condensed historical balance sheet of Urologix as of June 30, 2000 as reported in the Company's June 30, 2000 Form 10-K as filed with the SEC.
2. Represents the unaudited historical balance sheet of EDAP's TUMT business as of June 30, 2000.
3. Represents cash consideration paid to EDAP pursuant to the Asset Purchase Agreement and Supply Agreement
4. Represents 1,365,000 shares of $0.01 par value common stock of Urologix issued pursuant to the Asset Purchase Agreement
5. Represents 1,365,000 shares of common stock less par value plus the fair value of 327,466 warrants issued pursuant to the Asset Purchase Agreement.
6. Represents value of purchased technology, excess of the purchase price paid to acquire tangible assets and other intangibles assets as a result of the acquisition of EDAP.
7. Represents the elimination of an intercompany royalty obligation by EDAP to Urologix as a result of the transaction.
8. Represents $575,000 term loan due December 30, 2003 issued pursuant to Asset Purchase Agreement.
9. Represents $1,148,000 of the total cash consideration paid to EDAP that will be used as a credit for future purchases of inventory made pursuant to Supply Agreement and a obligation of EDAP to pay Urologix $370,000 concurrent with the execution of the Asset Purchase agreement.
10. Represents the historical statement of operations of the Company for the fiscal year ended June 30, 2000 as reported in the Company's June 30, 2000 Form 10-K filed with the SEC
11. Represents transaction expenses.
12. Represents the unaudited historical financial statement of EDAP's TUMT business for the twelve months ended June 30, 2000.
13. Represents in the elimination of intercompany royalty payments made by Urologix to EDAP and a reduction for service revenue that will not acquired by Urologix as a result of the acquisition of EDAP's TUMT business
14. Represents costs associated with the service revenue that will not be acquired by Urologix as a result of the acquisition of EDAP's TUMT business.

15. Reflects amortization of purchased technology, excess cost over net assets acquired and other intangible assets with lives between 14 and 15 years.

16. Represents 11,513,878 weighted average shares outstanding and 1,365,000 weighted average shares issued to EDAP pursuant to the Asset Purchase Agreement. Warrants have been excluded from the calculation, as they would be anti-dilutitive.

17. Represents elimination of Business equity of EDAP as a result of the transaction.